Exhibit 99.1

FOR IMMEDIATE RELEASE

TechTarget Reports First Quarter 2013 Financial Results

Newton, MA — May 8, 2013 — Technology media company TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended March 31, 2013.

Total Q1 2013 revenues decreased 18% to $19.5 million compared to Q1 2012. Q1 2013 online revenue decreased by 16% to $18.5 million compared to Q1 2012. Online revenues represented 95% of total Q1 2013 revenues. Q1 2013 events revenue decreased by 35% to $1.1 million compared to Q1 2012.

Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation, and amortization, as further adjusted to eliminate stock-based compensation) for Q1 2013 decreased 93% to $0.3 million compared to $3.5 million for Q1 2012.

Total gross profit margin for Q1 2013 was 66%, compared to 71% for Q1 2012. Online gross profit margin decreased to 68% for Q1 2013, compared to 73% for Q1 2012. Events gross profit margin decreased to 37% for Q1 2013, as compared to 53% for Q1 2012.

Net loss was $1.5 million for Q1 2013 compared to net income of $0.4 million in Q1 2012. Adjusted net loss (net loss adjusted to eliminate amortization, stock-based compensation expense and the related income tax impact of these charges) for Q1 2013 was $0.3 million compared to adjusted net income of $1.7 million in Q1 2012. Net loss per basic share for Q1 2013 was $0.04 compared to net income per basic share of $0.01 for Q1 2012. Adjusted net loss per share (adjusted net loss divided by adjusted weighted average diluted shares outstanding) for Q1 2013 was $0.01 compared to adjusted net income per share of $0.04 for Q1 2012.

The Company’s balance sheet and financial position remain strong. As of March 31, 2013, the Company’s cash, cash equivalents and investments totaled $61.9 million, and the Company has no outstanding bank debt.

In the quarter, the company purchased 2,093,551 shares at an average price of $4.83 on the open market reducing the outstanding share count to 38,504,216 shares as of March 31, 2013.

“The steep downturn in the IT market is creating challenges for us. TechTarget is the go-to marketing partner when IT vendors are playing offense. Many of our customers are in defensive mode as they face weak demand and declining revenues,” said Greg Strakosch, TechTarget CEO. “Despite this challenging environment, we are committed to stay the course and to continue to invest in the business, specifically in our international operations, our Activity Intelligence platform and by continuing to introduce innovative new products. Of course, we will manage expenses carefully during this period and will manage the business to produce double-digit adjusted EBITDA margins and positive cash flow in 2013.”

Recent Company Highlights

•

Announced the launch of SearchSDN.com™, a new website designed to help network professionals make informed decisions as they transition to software-defined networking. Software-defined networking (SDN) is a disruptive technology that promises to revolutionize networking. SearchSDN.com is dedicated to covering all aspects of software-defined networking to provide more focused coverage of evolving SDN technology and business issues. It provides news and technical content on software-defined networking deployment, building service provider/cloud networks based on SDN, as well as SDN implementation and management in data centers, remote branches and in local area networks (LANs).

•

Announced the launch of TechnologyGuide.com™, a website that focuses on growing trends including consumerization of IT and “bring your own device” (BYOD). Test centers in Cincinnati and Boston enable TechnologyGuide’s experienced editorial staff to carefully evaluate and compare products in a completely controlled environment. This makes it a must-read resource for technology-savvy enthusiasts, IT professionals, and other buyers searching for trusted purchase information.

•	Was recognized by The Boston Business Journal as one of the top 25 large companies to work for in Massachusetts. This is the 6th time that TechTarget has been named to “The Best Places to Work List”.

Financial Guidance

In the second quarter of 2013, the Company expects total revenues to be within the range of $22.7 million to $23.9 million, online revenues within the range of $20.5 million to $21.5 million, events revenues within the range of $2.2 million to $2.4 million and adjusted EBITDA to be within the range of $2.5 million to $3.5 million.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (May 8, 2013). Supplemental financial information and our Chief Executive Officer’s Letter to Shareholders will be posted to the Investor Information section of our website simultaneously with this press release.

NOTE: Our Chief Executive Officer’s Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing 1-888-317-6016 (US callers) or 1-412-317-6016 (International callers).

For those investors unable to participate in the live conference call, replay of the conference call will be available via telephone beginning May 8, 2013 at 7:00 p.m. ET through June 17, 2013 at 9:00 a.m. ET. To listen to the replay, for US, dial 1-877-344-7529 and use the passcode 10026502. International callers should dial 1-412-317-0088 and also use the passcode 10026502. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and restructuring charges, if any. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, if any, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget (NASDAQ: TTGT) is the online intersection of serious technology buyers, targeted technical content and technology providers worldwide. Our extensive network of online and social media, powered by TechTarget’s Activity Intelligence platform, redefines how technology marketers view and engage technology buyers based on their active projects, specific technical priorities and business needs. With more than 100 technology-specific websites and a wide selection of custom advertising, branding, and lead generation solutions, TechTarget delivers unparalleled reach and innovative opportunities to drive technology marketing success around the world.

TechTarget has offices in Atlanta, Beijing, Boston, Cincinnati, London, Paris, San Francisco, Singapore and Sydney.

To learn how you can engage with serious technology buyers worldwide, visit techtarget.com and follow us @TechTarget.

(C) 2013 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and Activity Intelligence, SearchSDN and TechnologyGuide.com are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Contacts:
Investor Inquiries	Media Inquiries
Janice Kelliher	Peter Ross
Chief Financial Officer	Vice President, Corporate Marketing
TechTarget	TechTarget
617-431-9449	617-431-9668
jkelliher@techtarget.com	pross@techtarget.com

TECHTARGET, INC.

Consolidated Statements of Operations

(in $000’s, except per share amounts)

	For the Three Months Ended March 31,
	2013	2012
	(Unaudited)
Revenues:
Online	$18,475	$22,071
Events	1,073	1,643

Total revenues	19,548	23,714

Cost of revenues:
Online (1)	5,928	6,041
Events (1)	676	764

Total cost of revenues	6,604	6,805

Gross profit	12,944	16,909
Operating expenses:
Selling and marketing (1)	9,120	9,163
Product development (1)	1,741	1,855
General and administrative (1)	3,307	3,649
Depreciation	872	767
Amortization of intangible assets	734	937

Total operating expenses	15,774	16,371

Operating (loss) income	(2,830)	538
Interest income, net	3	25

(Loss) Income before (benefit from) provision for income taxes	(2,827)	563
(Benefit from) provision for income taxes	(1,285)	198

Net (loss) income	$(1,542)	$365

Net (loss) income per common share:
Basic and diluted	$(0.04)	$0.01

Weighted average common shares outstanding:
Basic	40,023	39,862

Diluted	40,023	40,853

(1) Amounts included in stock-based compensation as follows:
Cost of online revenues	$47	$53
Cost of events revenues	4	4
Selling and marketing	703	731
Product development	53	65
General and administrative	624	441

TECHTARGET, INC.

Reconciliation of Net (Loss) Income to Adjusted EBITDA

(in $000’s)

	For the Three Months Ended March 31,
	2013	2012
Net (loss) income	$(1,542)	$365

Interest income, net	(3)	(25)
(Benefit from) provision for income taxes	(1,285)	198

Depreciation	872	767
Amortization of purchase price adjustment	48	—

Amortization of intangible assets	734	937

EBITDA	(1,176)	2,242

Stock-based compensation expense	1,431	1,294

Adjusted EBITDA	$255	$3,536

TECHTARGET, INC.

Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income and Net (Loss) Income per Diluted Share to

Adjusted Net (Loss) Income per Share

(in $000’s, except per share amounts)

	For the Three Months Ended March 31,
	2013	2012
Net (loss) income	$(1,542)	$365

Amortization of intangible assets	734	937
Stock-based compensation expense	1,431	1,294
Amortization of purchase price adjustment	48	—
Impact of income taxes	964	945

Adjusted net (loss) income	$(293)	$1,651

Net (loss) income per diluted share	$(0.04)	$0.01

Weighted average diluted shares outstanding	40,023	40,853

Adjusted net (loss) income per share	$(0.01)	$0.04

Adjusted weighted average diluted shares outstanding	40,023	40,853

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	—	—

Weighted average diluted shares outstanding	40,023	40,853

TECHTARGET, INC.

Financial Guidance for the Three Months Ended June 30, 2013

(in $000’s)

	For the Three Months Ended June 30, 2013
	Range
Revenues	$22,700	$23,900

Adjusted EBITDA	$2,500	$3,500

Depreciation, amortization and stock-based compensation	2,737	2,737
Interest and other income, net	19	21
Benefit from (provision for) income taxes	22	(310)

Net (loss) income	$(196)	$474